Exhibit 99.3

Northern Graphite Corporation

(an Exploration Stage Company)

Condensed Interim Financial Statements

For the Three and Nine Month Periods Ended September 30, 2011 and 2010

The following statements have not been reviewed by the Company’s auditors.

Northern Graphite Corporation

(an exploration stage company)

Condensed Interim Statements of Financial Position

(unaudited)

	September 30,	September 30,
	As at September 30 2011 $	As at December 31 2010 $
	(unaudited)	(note 14)
Assets
Current
Cash and cash equivalents	1,082,240	45,943
HST receivable	112,527	164,814
Prepaid expenses and deposits	437,146	157,287
Deferred financing costs	—	132,332
Due from Mindesta Inc. (note 10)	—	88,030

	1,631,913	588,406
Reclamation deposit (note 12)	314,520	314,520
Property and equipment (note 4)	506,756	528,916
Exploration and evaluation assets (note 5)	2,676,202	1,065,179

	5,129,391	2,497,021

Liabilities
Current
Accounts payable and accrued liabilities (note 10)	608,015	628,409
Due to Mindesta Inc. (note 10)	21,127	—
Loans payable (note 6 and 10)	—	152,340

	629,142	780,749
Reclamation and close down provision (note 12)	314,520	314,520

	943,662	1,095,269

Shareholders’ equity (deficiency)
Share capital (note 7)	6,047,874	2,519,869
Warrants (note 7)	145,092	—
Contributed surplus (note 7)	1,192,702	—
Retained earnings (deficit)	(3,199,939)	(1,118,117)

Total shareholders’ equity (deficiency)	4,185,729	1,401,752

Total liabilities and shareholders’ equity (deficiency)	5,129,391	102,497,021

The accompanying notes are an integral part of these condensed interim financial statements

Approved by the Board of Directors and authorized for issue on November 16, 2011

(signed) Gregory Bowes	(signed) Donald Christie
Director	Director

Northern Graphite Corporation

(an exploration stage company)

Condensed Interim Statements of Comprehensive Loss

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three months ended September 30		Nine months ended September 30
	2011	2010	2011	2010
	$	$	$	$
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
				(note 14)
General and administrative expenses
Management and consulting fees (note 10)	152,395	55,129	403,328	140,829
Legal and audit	43,593	26,828	104,038	78,860
General and administration	134,024	101,969	331,913	155,468
Share-based payments (note 7)	28,770	—	1,192,702	—
Finance cost	—	—	19,904	3,981
Depreciation	15,315	25,482	47,676	75,614
Foreign exchange gain	(10)	122	(6,763)	(4,290)

	374,087	209,530	2,092,798	450,462

Loss from operations	(374,087)	(209,530)	(2,092,798)	(450,462)
Interest income	4,932	19,169	7,705	19,169
Gain on debt settlement (note 6)	25,858	(4,771)	25,858	23,766
Loss on sale of assets	—	—	(22,587)	—

Income before taxes	(343,297)	(195,132)	(2,081,822)	(407,527)
Tax expense	—	—	—	—

Loss and comprehensive loss for the period	(343,297)	(195,132)	(2,081,822)	(407,527)

Loss per share	(0.01)	(0.01)	(0.07)	(0.02)

Weighted average number of shares – basic and fully diluted	31,607,829	22,936,926	28,089,194	17,182,161

The accompanying notes are an integral part of these condensed interim financial statements

Northern Graphite Corporation

(an exploration stage company)

Condensed Interim Statements of changes in shareholders’ equity

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Number of	Share capital Amount (Note 13)	Warrants reserve	Contributed Surplus Reserve	Deficit (Note 13)	Total
	Shares	$	$	$	$	$
Balance at December 31, 2010	22,936,925	2,519,869			(1,118,117)	1,401,752
Share capital issued through initial public offering	8,000,000	4,000,000				4,000,000
Warrants issued through initial public offering		(149,152)	149,152			—
Share-based compensation issued				1,144,752		1,144,752
Share issuance costs of initial public offering		(621,347)				(621,347)
Shares issued pursuant to exercise of warrants	886,169	298,504	(4,060)			294,444
Share-based payment expense				47,950		47,950
Net loss					(2,081,822)	(2,081,822)

Balance at September 30, 2011	31,823,094	6,047,874	145,092	1,192,702	(3,199,939)	4,185,729

The accompanying notes are an integral part of these condensed interim financial statements

Northern Graphite Corporation

(an exploration stage company)

Condensed Interim Statements of Cash Flows

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three months ended September 30		Nine months ended September 30
	2011	2010	2011	2010
	$	$	$	$
				(note 14)
Cash provided by (used in)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Loss for the period	(343,297)	(195,132)	(2,081,822)	(407,527)
Items not affecting cash
Depreciation	15,315	25,482	47,676	75,614
Share-based payments	28,770	—	1,192,702	—
Gain on settlement of accounts payable	—	(18,542)	—	(18,542)
Gain on debt settlement	(25,858)	4,771	(25,858)	(23,766)
Loss on sale of assets	—	—	22,587	—
Foreign exchange loss (gain)	—	13,769	—	16,734
Changes in non-cash operating working capital:
HST receivable	213,534	(89,683)	52,287	(112,850)
Prepaid expenses and deposits	(127,298)	(125,312)	(279,859)	(220,113)
Accounts payable and accrued liabilities	257,707	(64,695)	(20,393)	(108,595)
Subscriptions receivable	—	—	—	25,000

Net cash used in operating activities	18,873	(449,342)	(1,092,680)	(774,045)

Financing activities
Due to Mindesta Inc.	2,791	87,703	135,015	44,396
Increase (decrease) in loans payable	—	—	(152,340)	(255,000)
Subscriptions of convertible notes received	—	—	—	135,000
Issuance of common shares	—	—	4,000,000	1,831,750
Share issuance costs	—	(99,771)	(489,015)	(99,771)
Proceeds from the exercise of warrants	70,005	—	294,444	—

Net cash generated from financing activities	72,796	(12,068)	3,788,104	1,656,375

Investing activities
Proceeds from the sale of fixed assets	—	—	20,000	—
Purchase of fixed assets	—	—	(68,104)	—
Exploration and evaluation costs	(757,010)	(568,884)	(1,611,023)	(785,917)

Net cash used in investing activities	(757,010)	(568,884)	(1,659,127)	(785,917)

Net increase (decrease) in cash and cash equivalents	(665,341)	(1,030,294)	1,036,297	96,413
Cash and cash equivalents, beginning of period	1,747,581	1,410,593	45,943	283,886

Cash and cash equivalents, end of period	1,082,240	380,299	1,082,240	380,299

The accompanying notes are an integral part of these condensed interim financial statements

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

1. Corporate Information

Northern Graphite Corporation (“Northern” or “the Company”) was incorporated under the laws of the Province of Ontario on February 25, 2002, under the name Industrial Minerals Canada Inc. The Company’s name was changed to Northern on March 1, 2010. Northern was incorporated by its parent company, Mindesta Inc. (“Mindesta” formerly Industrial Minerals, Inc.), to develop and hold title to a 100% interest in the Bissett Creek Graphite Property (the “Bissett Creek Property”). Mindesta is a Delaware corporation which trades on the OTC Bulletin Board (“MDST”) in the United States. The Company was a wholly owned subsidiary of Mindesta until early in 2010. Mindesta’s interest in Northern has been reduced to 30.6 per cent as at September 30, 2011 as the result of a number of financing transactions. Northern is listed on the TSX Venture Exchange and trades under the symbol “NGC”.

The Company’s address and head office is 290 Picton Avenue, Suite 201, Ottawa, Ontario K1Z 8P8 Canada.

2. Basis of Preparation

a. Statement of compliance

In conjunction with the Company’s annual audited consolidated financial statements to be issued under International Financial Reporting Standards (“IFRS”) for the year ended December 31, 2011, these unaudited condensed interim financial statements and the notes thereto (the “Interim Financial Statements”) present Northern’s financial results of operations and financial position under IFRS as at and for the nine months ended September 30, 2011, including 2010 comparative periods. These Interim Financial Statements have been prepared in accordance with International Accounting Standard (“IAS”) 34, “Interim Financial Reporting”, as issued by the International Accounting Standards Board (“IASB”) and using the accounting policies the Company expects to adopt in its financial statements for the year ending December 31, 2011 based on current standards. The Interim Financial Statements do not include all the necessary annual disclosures in accordance with IFRS. Previously, the Company prepared its interim and annual financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”). These interim financial statements should be read in conjunction with the Company’s 2010 GAAP annual financial statements, the IFRS transition disclosures included in Note 13 to the Interim Financial Statements and the interim financial statements for the period ending March 31, 2011 which includes an opening statement of financial position as at January 1, 2010.

The preparation of the Interim Financial Statements resulted in selected changes to Northern’s accounting policies as compared to those used under GAAP. As such, a full set of the Company’s accounting policies in accordance with IFRS have been presented in the Interim Financial Statements. These policies have been retrospectively and consistently applied except where specific exemptions permitted an alternative treatment upon transition to IFRS in accordance with IFRS 1 as disclosed in Note 13. Note 13 discloses for the comparative periods, as at January 1, 2010, for the nine months ended September 30, 2010, and as at December 31, 2010, and the reconciling adjustments for transition to IFRS.

In the opinion of management, all adjustments necessary to present fairly the financial position of the Company as at September 30, 2011 and the results of its operations and cash flows for the nine months then ended have been made. The interim results are not necessarily indicative of results for a full year.

The policies set out in note 3 were consistently applied to all the periods presented unless otherwise required under IFRS 1 and as described in Note 13.

The Interim Financial Statements were approved and authorized for issue by the Board of Directors on November 16, 2011.

b. Basis of measurement

The Interim Financial Statements have been prepared on a historical cost basis except those accounts as noted in the financial instruments section (note 9). In addition, the Interim Financial Statements have been prepared using the accrual basis of accounting.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

c. Going Concern

The Company is an exploration stage company that incurred a net loss of $2,081,822 for the nine months ended September 30, 2011 (2010—$407,527) and has an accumulated deficit of $3,199,939 since the inception of the Company. As at September 30, 2011, the Company had working capital of $1,023,898 (December 31, 2010 – ($192,343)) and the Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital to continue the development of the Bissett Creek Property. While the Company has been successful in raising additional capital to settle loans and payables and to advance the Bissett Creek Property, substantial additional capital is required to ultimately build a mine and processing plant on the Bissett Creek Property and to enable the Company to continue its operations. However, there is a high degree of risk and many inherent uncertainties in the mining industry and there is no assurance management will be successful in its endeavors.

The Interim Financial Statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s management believes that it will continue to be able to generate sufficient funds from public or private debt or equity financings for the Company to continue to operate. The Interim Financial Statements do not include any adjustments that might result from negative outcomes with respect to these uncertainties.

d. Functional and presentation currency

The Company’s functional and presentation currency is the Canadian dollar.

e. Critical accounting estimates and judgments

The preparation of the Interim Financial Statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses for the period. By their nature, these estimates and judgments are subject to uncertainty and the effect on the Interim Financial Statements of changes in such estimates in future periods could be significant. Actual results may differ from those estimates and judgments.

Significant estimates used in the preparation of the Interim Financial Statements include, but are not limited to:

(i)	asset carrying values and impairment charges;

(ii)	the economic recoverability of exploration expenditures incurred and the probability of future economic benefits from development expenditures incurred;

(iii)	the expected costs of asset retirement obligations;

(iv)	debt and equity portions of convertible debentures;

(v)	the calculation of gains and losses relating to foreign currencies;

(vi)	the calculation of gains related to the settlement of debt by issuance of shares; and

(vii)

the calculation of share-based compensation and warrants which includes the assumptions used in the Black-Scholes option pricing model including volatility, estimated forfeiture rates and expected time until exercise.

Significant judgments used in the preparation of these financial statements include, but are not limited to:

(i)	those relating to the assessment of the Company’s ability to continue as a going concern;

(ii)	the useful lives and related depreciation of property and equipment;

(iii)	the identification of separately identifiable components in property and equipment where their respective cost is significant in comparison to the total cost;

(iv)	the classification of financial instruments;

(v)	the calculation of gains related to the settlement of debt by issuance of shares; and

(vi)	the recognition of deferred tax.

3. Significant accounting policies

Cash and cash equivalents

Cash and cash equivalents include bank balances, funds held in trust with lawyers, and short term investments that are readily convertible into cash with original maturities of three months or less.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Property and equipment

Upon initial acquisition, land, buildings, plant and equipment are valued at cost, being the purchase price and the directly attributable costs of acquisition or construction required to bring the asset to the location and condition necessary for the asset to be capable of operating in the manner intended by management.

In subsequent periods, buildings, plant and equipment are stated at cost less accumulated depreciation and any impairment in value, whilst land is stated at cost less any impairment in value and is not depreciated.

Each component or part of property and equipment with a cost that is significant in relation to total cost of the item will be depreciated separately unless there is no difference in depreciation on the respective components.

Impairment of long-lived assets

At each balance sheet date, the Company assesses whether there is any indication that any long-lived assets or finite life tangible assets are impaired. The Company monitors the recoverability of long-lived assets based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the assets. An impairment is recognized if the recoverable amount, determined as the higher of an asset’s fair value less cost to sell and the discounted future cash flows generated from use and eventual disposal of an asset, is less than its carrying value. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Mining properties and exploration and evaluation assets are also assessed for impairment upon the transfer of exploration and evaluation assets to development assets regardless of whether facts and circumstances indicate that the carrying amount of the exploration and evaluation assets is in excess of their recoverable amount.

Mining properties and exploration and evaluation expenditures

Mining properties correspond to acquired interests in mining exploration leases/permits/claims which include the rights to explore, mine, extract and sell all minerals. All pre-exploration costs, i.e. costs incurred prior to obtaining the legal right to undertake exploration and evaluation activities on an area of interest, are expensed as incurred.

Once the legal right to explore has been acquired, exploration and evaluation expenditures are capitalized in respect of each identifiable area of interest until the technical feasibility and commercial viability of extracting a mineral resource have been demonstrated.

General and administration expenditures relating to exploration are capitalized where they can be directly attributed to the site undergoing exploration and evaluation.

Exploration and evaluation assets are carried at historical cost, less any impairment losses recognized.

When the technical feasibility and commercial viability of extracting a mineral resource are demonstrated for an area of interest, the Company stops capitalizing exploration and evaluation costs for that area, tests recognized exploration and evaluation assets for impairment and reclassifies any unimpaired exploration and evaluation assets either as tangible or intangible mine development assets according to the nature of the assets.

Depreciation and depletion

Depreciation and depletion is provided so as to write off the cost less estimated residual values of mining properties, buildings, plant and equipment on the following bases:

Buildings, plant and equipment unrelated to production are depreciated using the straight-line method based on estimated useful lives. Where significant parts of an asset have differing useful lives, depreciation is calculated on each separate part. The estimated useful life of each item or part has due regard to both its own physical life limitations and the present assessment of economically recoverable reserves of the mine property on which the item is located, and to possible future variations in those assessments. Estimates of remaining useful lives and residual values are reviewed annually. Changes in estimates which affect depreciation are accounted for prospectively.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

The expected useful lives are as follows:

September 30,
Electrical building	7 years
Office furniture	7 years
Office building	10 years
Equipment	3 – 20 years
Process buildings	20 years
Laboratory equipment	3 years

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax is determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences), and losses carried forward. Deferred tax is measured using the enacted tax, or substantially enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on deferred tax of a change in tax rates is included in operations in the period in which the change is enacted. The amount of deferred tax recognized is limited to the amount of the benefit that is probable.

Convertible notes

Convertible notes are considered to be a compound financial instrument that contains both a debt and equity component. The liability component of the notes is recognized at amortized cost using the effective interest rate method. On issuance, the fair value of the debt component is determined by discounting the expected future cash flows over the expected life using a market rate of interest for a nonconvertible debt instrument with similar terms. The value is carried as debt on an amortized cost basis until extinguished on conversion or redemption. The remainder of the proceeds are allocated to a separate component of shareholders’ equity. Transaction costs are apportioned between the debt and equity components based on their respective carrying amount when the instrument was issued.

Translation of foreign currencies

Monetary items denominated in foreign currencies are translated to Canadian dollars at the exchange rate in effect at the balance sheet date, and non-monetary items are translated at exchange rates in effect when the assets were acquired or liabilities incurred. Revenue and expense items are translated at the rate of exchange in effect on the transaction date. Foreign currency transaction gains or losses are reflected in the results of operations.

Restoration and site closure provision

The fair value of an asset retirement obligation is recorded in the period in which it is incurred. When the liability is initially recorded, the cost is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is adjusted to reflect the passage of time (accretion expense) and for changes in estimated future cash flows. Accretion expense is charged to the statement of comprehensive profit or loss, while adjustments related to changes in estimated cash flows are recorded as increases or decreases in the carrying value of the asset. The capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, a gain or loss is recorded if the actual costs incurred are different from the liability recorded.

Comprehensive income

Other comprehensive income represents the change in net equity for the period resulting from unrealized gains and losses on available-for-sale financial instruments, and changes in the fair market value of derivative instruments designated as cash flow hedges. These amounts are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented, if any, as a new category in shareholders’ equity. The Company did not have any transactions during the six months ended June 30, 2011 and 2010 that give rise to other comprehensive income, and therefore no balance has accumulated.

Share capital

Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial asset or liability. The Company’s common shares and common share purchase warrants are classified as equity instruments. Incremental costs directly attributable to the issuance of new equity instruments are shown in equity as deduction from the proceeds of issuance.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Earnings per share

Basic loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Fully diluted loss per share is calculated using the treasury share method and reflects the potential dilution by including share options and contingently issuable shares, in the weighted average number of common shares outstanding for the year. For the nine months ended September 30, 2011 and September 30, 2010, all outstanding share options and warrants were anti-dilutive.

Share-based payments

The Company has a share option plan (the “Plan”) described in Note 7. The Company measures the compensation cost of share options issued under the Plan using the fair-value method as determined using the Black-Scholes option pricing model. Compensation costs are measured at the grant date based on the fair value of the award and are recognized over the vesting period in net income (loss) with a corresponding increase to contributed surplus. Upon exercise, common shares are issued from treasury and the amount reflected in contributed surplus is credited to share capital, as adjusted for any consideration paid.

The Black-Scholes option pricing model incorporates highly subjective assumptions, including volatility, estimated forfeiture rates and expected time until exercise, which affect the calculated values. At the end of each reporting period, the Company reviews the option pricing model and updates model inputs for any changes for the purposes of determining the fair value of new grants, and reflects the impact of changes to non-market input estimates for previous grants in net income (loss) with a corresponding adjustment to contributed surplus.

Financial instruments

All financial instruments are required to be measured at fair value on initial recognition. Measurement in subsequent periods depends upon whether the financial instrument is classified as fair value through profit or loss (“FVTPL”), available-for-sale assets, held-to-maturity investments, loans and receivables, or other liabilities measured at amortized cost (“Other Financial Liabilities”). Financial instruments classified as FVTPL are measured at fair value with unrealized gains and losses recognized in the statement of operations. Available-for-sale asset financial instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income. Financial assets classified as held-to-maturity investments, loans and receivables and Other Financial Liabilities, are measured at amortized cost. Transaction costs in respect of financial assets and liabilities which are FVTPL are recognized in profit or loss immediately. Transaction costs in respect of Other Financial Liabilities are included in the initial fair value measurement of the financial instrument.

The Company may enter into derivative contracts or, financial instruments and non-financial contracts containing embedded derivatives. Embedded derivatives are required to be accounted for separately at fair value as derivatives when the risks and characteristics of the embedded derivatives are not closely related to those of their host contract, and the host contract is not carried at fair value.

The Company has designated each of its significant categories of financial instruments as follows:

Cash and cash equivalents	FVTPL
Subscription funds receivable	Loans and receivables
Deposits	Loans and receivables
Reclamation deposit	Loans and receivables
Accounts payable and accrued liabilities	Other Financial Liabilities
Subscriptions received in advance	Other Financial Liabilities
Convertible notes payable	Other Financial Liabilities
Loans payable	Other Financial Liabilities
Due to (from) Mindesta Inc.	FVTPL

Recent pronouncements issued

As of January 1, 2013, Northern will be required to adopt IFRS 9, “Financial Instruments”, which is the result of the first phase of the IASB’s project to replace IAS 39, “Financial Instruments: Recognition and Measurement”. The new standard replaces the current multiple classification and measurement models for financial assets and liabilities with a single model that has only two classification categories: amortized cost and fair value. The adoption of this standard should not have a material impact on Northern’s financial statements.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

4. Property and equipment

	September 30,	September 30,	September 30,
	Building and improvements	Equipment	Total property plant & equipment
	$	$	$
Cost
January 1, 2011	800,097	1,153,286	1,953,383
Additions	—	68,104	68,104
Disposals	—	(670,446)	(670,446)
Impairment	—	—	—

September 30, 2011	800,097	550,944	1,351,041

Accumulated depreciation
January 1, 2011	325,292	1,099,175	1,424,467
Additions	32,277	15,399	47,676
Disposals	—	(627,858)	(627,858)
Impairment	—	—	—

September 30, 2011	357,569	486,716	844,285

Net book value	442,528	64,228	506,756

Cost
January 1, 2010	800,097	1,153,286	1,953,383
Additions	—	—	—
Disposals	—	—	—
Impairment	—	—	—

December 31, 2010	800,097	1,153,286	1,953,383

Accumulated depreciation
January 1, 2010	276,370	1,049,496	1,325,866
Additions	48,922	49,678	98,600
Disposals	—	—	—
Impairment	—	—	—

December 31, 2010	325,292	1,099,174	1,424,266

Net book value	474,805	54,111	528,916

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

5. Exploration and evaluation asset

The Company has a 100% interest in the Bissett Creek Property which consists of 2,989 hectares located in the United Townships of Head, Clara and Maria, in the County of Renfrew, Ontario. The Bissett Creek Property consists of a 565 hectare mining lease expiring September 22, 2014 and 18 unpatented claims totaling approximately 2,424 hectares.

As of September 30, 2011, accumulated costs with respect to the Bissett Creek Property consisted of the following:

September 30,
$
Balance, January 1, 2010	—
Exploration expenditures made from January 1, 2010 to December 31, 2010	1,065,179

Balance, December 31, 2010	1,065,179
Exploration expenditures made from January 1, 2011 to September 30, 2011	1,611,023

Balance, September 30, 2011	2,676,202

The Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and is subject to a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property. An advance royalty of $27,000 per annum is payable in semi-annual installments and is recorded in exploration and evaluation assets.

6. Loans payable

	September 30,	September 30,
	As at	As at
	September 30	December 31
	2011	2010
	$	$
Non-interest bearing note payable	—	152,340

	—	152,340

Effective February 20th, 2011, the Company entered a debt settlement agreement extension with the lender on the Company’s $152,340 note payable. The note became due and payable on the earlier of the date that Northern completed an initial public offering of its common shares for total proceeds equal to at least $2,000,000, or one year from the effective date. Interest of 10% annually was payable on same date from February 20th, 2011. This debt and the related interest were settled as at April 21st, 2011.

7. Share capital

Authorized

The Company is authorized to issue an unlimited number of common shares. On March 1, 2010, the Company subdivided its common shares on the basis of 11,750,000 common shares for the one common share outstanding.

Private placements

In March 2010, the Company completed private placements of 7,327,000 units at a price of $0.25 each for gross proceeds of $1,831,750. Each unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.35 until October 7th, 2012. No value has been attributed to the warrants in conjunction with the private placement.

As a result of completing the private placements, the total outstanding principal amount of the Notes of $600,000 automatically converted into 3,428,571 units during the year ended December 31, 2010 based on a conversion price of $0.175 per conversion unit. Each conversion unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.245 until October 7th, 2012. No value has been attributed to the warrants in conjunction with the conversion of notes.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Initial public offering

On April 18, 2011 the Company completed an initial public offering of 8,000,000 common shares at a price of $0.50 per share for gross proceeds of $4,000,000. In connection with the offering, the Company paid to the Agents a commission of $280,000 equal to 7% of the gross proceeds of the offering, and issued to the agents 560,000 common share purchase warrants entitling the holder to purchase one common share at a price of $0.50 per common share until April 18, 2012.

Issued

	September 30,	September 30,
	Common shares
	Number of shares	Amount $
Balance, December 31, 2010	22,936,925	2,519,869
Issued pursuant to initial public offering	8,000,000	4,000,000
Fair value of warrants issued	—	(149,152)
Issued on the exercise of warrants	886,169	298,504
Share issue costs	—	(621,347)

Balance, September 30, 2011	31,823,094	6,047,874

The fair value of the broker warrants of $149,152 was calculated using the Black-Scholes option pricing model with the following assumptions:

September 30,
Risk-free interest rate	1.36%
Expected volatility	144%
Expected life of warrants	1 year
Expected dividend yield	Nil

Warrants

A summary of the Company’s warrants is presented below:

	September 30,	September 30,
		Weighted
	Number of	average exercise price
	Warrants	$
Balance, December 31, 2010	11,155,571	0.32
Issued pursuant to initial public offering, April 18, 2011	560,000	0.50
Exercised	(886,169)	0.33
Balance, September 30, 2011	10,829,402	0.33

	September 30,	September 30,
	Number of warrants
Exercise price	outstanding	Expiry date
$0.25	3,257,142	October 7, 2012
$0.35	7,027,500	October 7, 2012
$0.50	544,760	April 18, 2012
	10,829,402

Share options

The Company has adopted a share option plan for directors, officers, employees and consultants. The maximum number of common shares reserved for issuance pursuant to the share option plan together with any common shares reserved for issuance pursuant to any other security-based compensation arrangement shall be 10% of the issued and outstanding common shares.

The exercise price of each share option will be determined by the Board of Directors at the time of grant, provided that the exercise price cannot be lower than the market value of the common shares as determined by the Board of Directors or, if the common shares are listed and posted for trading on the TSXV, the volume weighted-average trading price of the common shares for each of the last five trading days immediately preceding the date of grant. The Board of Directors shall have the discretion to determine the term and vesting provisions of any options granted under the share option plan at the time of grant.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

A summary of the Company’s share option plan activity is presented below:

	September 30,	September 30,
	Number of options	Weighted average exercise price $
Balance, December 31, 2010	—	—
Issued pursuant to initial public offering, April 18, 2011	2,950,000	0.50
Balance, September 30, 2011	2,950,000	0.50

A summary of the Company’s share options outstanding and exercisable at September 30, 2011 is presented below:

	September 30,	September 30,	September 30,
	Options	Options
Exercise price	outstanding	exercisable	Expiry date
$0.50	150,000	150,000	April 18,2012
$0.50	2,800,000	2,433,333	April 18,2016

	2,950,000	2,583,333

The following is a summary of stock option grant activity and related Black-Scholes option pricing model input factors used between January 1, 2010 and September 30, 2011:

	September 30,	September 30,
	Nine months	Year ended
	Ended September 30,	December 31,
	2011	2010
Stock options granted during the period	2,950,000	NIL
Weighted-average exercise price	$0.50	NA
Expected stock option life(1)	1 and 5 years	NA
Expected volatility(2)	144%	NA
Risk-free interest rate(3)	1.36%, 2.03%, 2.32%, and 2.60%	NA
Dividend yield	0.00%	NA
Weighted-average fair value (Black-Scholes value)	$0.45	NA

1.

The Company estimates the expected stock option life (estimated period of time outstanding) of options granted to be the length of time before the stock option’s expiry until such time that the Company can base its estimate on historical information on the Company’s options.

2.

The expected volatility was based on the average of certain comparative companies’ historical volatilities which the Company has deemed to be an appropriate measure of volatility until the Company has sufficient trading history in order to use its own volatility measurement.

3.	The risk-free rate is based on the yield of a Government of Canada marketable bond in effect at the time of grant with an expiry commensurate with the expected life of the award.

The fair value is calculated using the Black-Scholes option valuation model. As at September 30, 2011, there was $93,981 (December 31, 2010 – Nil) of total unrecognized share-based compensation costs related to unvested stock option awards granted under the Plan which are expected to be recognized over a weighted-average period of 0.6 years.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Contributed surplus

September 30,
$
Balance, December 31, 2010	—
Share-based compensation	1,192,702

Balance, September 30, 2011	1,192,702

Contributed surplus as at September 30, 2011 and December 31, 2010 consists of a share-based payment reserve related to stock options issued under the Plan.

8. Loss per share

	September 30,	September 30,
	9 months ended	9 months ended
	September 30, 2011	September 30, 2010
Loss and comprehensive loss for period	$(2,081,822)	(407,527)
Weighted average number of shares – basic and fully diluted	28,089,194	17,182,161

Loss and comprehensive loss per share	$(0.07)	$(0.02)

9. Financial instruments and risk management

Fair value

Certain of the Company’s accounting policies and disclosures require the determination of fair value. Fair value represents the amount at which a financial instrument could be exchanged between willing parties, based on current markets for instruments with the same risk, principal and remaining maturity. Fair value estimates are based on quoted market values and other valuation methods. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

In establishing fair value, the Company uses a fair value hierarchy based on levels as defined below:

•	Level 1: defined as observable inputs such as quoted prices in active markets.

•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable.

•	Level 3: defined as inputs that are based on little or no observable market data and, therefore, requiring entities to develop their own assumptions.

The carrying value of cash and cash equivalents, subscription funds receivable, deposits, accounts payable and accrued liabilities, subscriptions received in advance, loans payable and due to (from) Mindesta Inc. approximates fair value due to the short-term nature of these financial instruments. The carrying value of the reclamation deposit and asset retirement obligations approximates fair value as they bear a market rate of interest. The carrying value of the liability portion of convertible notes approximates fair value as they have been recorded using a market rate of interest.

Currency risk

As the majority of the Company’s expenditures are in Canadian dollars, the Company limits its exposure to currency risk by maintaining its cash and cash equivalents in Canadian dollars. The Company carries a portion of its accounts payable and accrued liabilities and notes payable in US dollars, and is subject to currency risk on these balances. However, the Company considers this risk to be minimal.

Credit risk

Credit risk is the risk of a loss if a counterparty to a financial instrument fails to meet its contractual obligations. The Company limits its exposure to credit risk by holding its cash in deposits with high credit quality Canadian financial institutions, and considers this risk to be minimal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet is financial obligations as they come due. The Company manages its liquidity risk through the management of its capital structure as outlined in note 9. Further discussion on liquidity and management’s plans are outlined in note 1.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk due to the short-term nature of its financial instruments.

10. Related parties

Major Shareholder

The Company’s major shareholder is Mindesta Inc. Mindesta Inc.’s address and head office is 290 Picton Avenue, Suite 201, Ottawa, Ontario K1Z 8P8 Canada.

Key Management Compensation

In the nine months ended September 30, 2011, the Company expensed management fees to companies owned and controlled by key management personnel of $176,974 (2010 – $75,500) and expensed salary to key management personnel of $144,792 (2010—Nil). In the nine months ended September 30, 2011 and 2010, the Company did not provide any short-term employee benefits. In the nine months ended September 30, 2011, the Company provided share-based payments of $702,550 (1,800,000 share options, 1,433,333 share options vested, exercisable at $0.50 to key management personnel). In the nine months ended September 30, 2010, the Company did not provide any share-based payments to key personnel.

Other Related Party Transactions

During the nine months ended September 30, 2011, the Company expensed office rental payments of $13,500 (2010 – nil) to a Company whose CEO and a Director is also a Director of Northern.

As at September 30, 2011, accounts payable and accrued liabilities included $nil (December 31, 2010—$96,440) due to directors and to companies controlled by directors for management fees related to the services of the directors and officers.

As at January 1, 2010 loans payable included $192,551 due to a director of Mindesta Inc. and to a company related to him. Accounts payable and accrued liabilities included $20,256 in accrued interest related thereto. During the year ended December 31, 2010, these loans and accrued interest were settled through the payment of $35,000, the issuance of 140,000 units of the Company with each unit having an arm’s length value of $0.25, consisting of one common share and one warrant to acquire one common share at a price of $0.35 until October 7th, 2012 and the issuance of a $152,340 unsecured non-interest bearing note due on February 26, 2011. Effective February 20th, 2011, the Company entered a debt settlement agreement extension with the lender on the $152,340 note. The note became due and payable on the earlier of the date that Northern completed an initial public offering of its common shares for total proceeds equal to at least $2,000,000, or one year from the effective date. Interest of 10% annually was payable on same date from February 20th, 2011. This debt and the related interest were settled as at April 21st, 2011.

In 2009, the Company received $465,000 related to the issuance of senior secured convertible non-interest bearing notes (the “Notes”). A first mortgage and security interest over all of the assets of the Company, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., a company controlled by a director and officer of the Company. In the first quarter of 2010, the principal amount of the Notes was increased to $600,000, they were converted into common shares and warrants of the Company pursuant to their terms, and the security interest was released.

These transactions were in the normal course of business and are recorded at an exchange value established and agreed upon by the related parties with the exception of amounts due to Mindesta which are recorded at fair value.

The Company has elected to designate amounts due to Mindesta as a financial liability as at fair value through profit and loss at the transition date to IFRS (see note 13). As at the transition date, the Company had no effective means of financing the repayment of these amounts and therefore, these amounts were assessed as having a fair value of nil as at the transition date with the exception of $28,336 which the Company had identified, as at the transition date, for repayment. As a result, there was a decrease in the fair value of this financial liability of $9,808,458 as at the transition date due to this assessment of credit risk on this liability. The Company believes that an assessment of the Company’s ability to secure new financing while assessing any planned payments on these same payables is an effective means of determining credit risk on this financial liability. As at January 1st, 2010, the difference between this financial liability’s carrying amount and the amount the Company would be obligated to pay to Mindesta was $9,808,458.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Effective March 1st, 2011, the Company and Mindesta entered an intercompany revolving loan agreement whereby all amounts due from the Company to Mindesta would be provided under a $600,000 credit facility. This intercompany revolving loan was repayable in two years, unless an initial public offering of at least $3,000,000 was completed by Northern before such date. In this case, Mindesta could demand repayment immediately. The credit facility accrued interest from March 1st, 2011 at an annual rate of 7.5 per cent and was payable annually, or earlier at any time that the credit facility was repaid in full. This debt and the related interest were settled on April 26th, 2011.

11. Commitments

Leased mineral claims

In connection with the Bissett Creek Property, the Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property. An advance royalty of $27,000 per annum is payable in semi-annual installments and has been paid for the year ended December 31, 2010.

Contractual obligations

As at September 30, 2011, the Company’s contractual obligations consisted of purchase obligations in the amount of approximately $522,388 (commitments as at December 31, 2010 – Nil) which related to costs associated with the Feasibility Study for the Bissett Creek Project. Purchase obligations represent agreements to purchase goods or services that are enforceable and legally binding on the Company. The schedule of certain payments is dependent upon the contractors’ ability to complete various milestones, however it is expected that all of the commitments will be payable by the first quarter of 2012.

Subsequent to September 30, 2011, the Company entered into further contractual obligations in the amount of $317,700 which are expected to be payable by the first quarter of 2012.

12. Provisions

A Mine Development and Closure Plan has been filed with, and accepted by, the Ministry of Northern Development and Mines (“MNDM”). A reclamation deposit which now totals $314,520 (2010—$314,520), including accrued interest, has been paid to the Minister of Finance for the Province of Ontario, and has been accounted for as a long term deposit with a corresponding provision for reclamation and close down. The reclamation deposit and corresponding provision for reclamation and close down represent the estimated amount that would be required to restore the Bissett Creek Property to its original environmental state based on the original development plan. The money pledged for the reclamation deposit will be returned to the Company once the MNDM is satisfied that the obligations contained in the Mine Development and Closure Plan have been performed by the Company. Should the Company not perform its obligations contained in the Mine Development and Closure Plan the MNDM will restore the Bissett Creek Property site to its original environmental state using the funds from the reclamation deposit. The Company is liable for any costs in excess of the reclamation deposit. The Company is in the process of filing a revised Mine Closure Plan for a new development scenario and an increased reclamation deposit will be required. The amount of the increase has not yet been determined.

13. First-time Adoption of International Financial Reporting Standards

For all periods up to and including the year ended December 31, 2010, the Company prepared its financial statements in accordance with Canadian GAAP. The Interim Financial Statements, for the three months ended March 31, 2011, were the first interim financial statements the Company had prepared in accordance with IFRS.

Accordingly, the Company has prepared interim financial statements which comply with IFRS applicable for periods beginning on or after January 1, 2011, as described in the accounting policies listed in Note 3. In preparing the Interim Financial Statements, the Company’s opening statement of financial position was prepared as at January 1, 2010, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its previous GAAP statement of financial position as at January 1, 2010 and its previously published GAAP financial statements for the year ended December 31, 2010, and the three-month period ended March 31, 2010.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Required reconciliations between GAAP and IFRS consist of:

(a)	Mandatory exceptions to retrospective application

In preparing the Interim Financial Statements using IFRS 1, First-Time Adoption of International Financial Reporting Standards, the Company has applied the following mandatory exceptions from full retrospective application of IFRS:

i) Estimates

Hindsight was not used to create or revise estimates and accordingly, the estimates previously made by the Company.

(b)	Elected exemption applied at the date of transition to IFRS:

In preparing the Interim Financial Statements in accordance with IFRS1, the Company elected to apply an optional exemption to designate, at the date of transition to IFRS, a financial liability of amounts due to Mindesta, as at fair value through profit or loss. This exemption in IFRS 1 – Appendix D (exemption) D19 (b) allows an entity to designate at the date of transition to IFRS, any financial liability as at fair value through profit or loss provided the liability meets the criteria in paragraph 9(b)(i), 9(b)(ii) or 11A of IAS 39 as at that date. This designated financial liability for amounts due to Mindesta met the criteria of paragraph 9(b)(i) of IAS 39 as it eliminates a measurement that would otherwise arise from measuring the liability at its carrying value as at the same date.

Reconciliation of assets, liabilities, and equity between GAAP and IFRS as at January 1, 2010:

Balance Sheet

	September 30,		September 30,	September 30,	September 30,
	GAAP $		Note	Adjustments $	IFRS $
Assets
Current
Cash and cash equivalents	283,886			—	283,886
HST receivable	8,379			—	8,379
Subscription funds receivable	25,000			—	25,000

	317,265			—	317,265
Reclamation deposit	310,649			—	310,649
Property and equipment	627,516			—	627,516

	1,255,430			—	1,255,430

Liabilities
Current
Accounts payable and accrued liabilities	685,927			—	685,927
Subscriptions received in advance	150,000			—	150,000
Convertible notes payable	235,394			—	235,394
Loans payable	397,606			—	397,606

Total current liabilities	1,468,927			—	1,468,927
Due to Mindesta Inc.	9,836,794	(1)		(9,808,458)	28,336
Asset retirement obligations	310,649			—	310,649

	11,616,370				11,616,370
Shareholders’ equity
Share capital	100			—	100
Contributed surplus	69,585			—	69,585
Retained earnings (deficit)	(10,430,625	)(1)		9,808,458	(622,167)

Total shareholders’ equity (deficiency)	(10,360,940)			—	(552,482)

Total liabilities and shareholders’ equity	1,255,430			—	1,255,430

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

Reconciliation of assets, liabilities, and equity between GAAP and IFRS as at September 30, 2010:

Balance Sheet

	September 30,		September 30,	September 30,	September 30,
	GAAP $		Note	Adjustments $	IFRS $
Assets
Current
Cash and cash equivalents	380,299			—	380,299
HST receivable	121,228			—	121,228
Prepaid expenses and deposits	220,113			—	220,113

	721,640			—	721,640
Reclamation deposit	310,649			—	310,649
Property and equipment	551,901			—	551,901
Mineral resource property	785,917			—	785,917

	2,370,107			—	2,370,107

Liabilities
Current
Accounts payable and accrued liabilities	462,518			—	462,518
Loans payable	152,340			—	152,340

Total current liabilities	614,858			—	614,858
Due to Mindesta	44,396				44,396
Asset retirement obligations	310,649			—	310,649

	969,903				969,903
Shareholders’ equity
Share capital	12,238,356	(1)		(9,808,458)	2,429,898
Contributed surplus	—			—	—
Retained earnings (deficit)	(10,838,152	)(1)		9,808,458	(1,029,694)

Total shareholders’ equity (deficiency)	1,400,204			—	1,400,204

Total liabilities and shareholders’ equity	2,370,107			—	2,370,107

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

(c)	Reconciliation of assets, liabilities, and equity between GAAP and IFRS as at December 31, 2010:

Balance Sheet

	September 30,		September 30,	September 30,	September 30,
	GAAP $		Note	Adjustments $	IFRS $
Assets
Current
Cash and cash equivalents	45,943			—	45,943
HST receivable	164,814			—	164,813
Prepaid expenses and deposits	157,287			—	157,287
Deferred financing costs	132,332			—	132,332
Due from Mindesta Inc.	88,030			—	88,030

	588,406			—	588,405
Reclamation deposit	314,520			—	314,520
Property and equipment	528,916			—	528,916
Mineral resource property	1,065,179			—	1,065,179

	2,497,021			—	2,497,020

Liabilities
Current
Accounts payable and accrued liabilities	628,409			—	628,409
Loans payable	152,340			—	152,340

Total current liabilities	780,749			—	780,749
Asset retirement obligations	314,520			—	314,520

	1,095,269				1,095,269
Shareholders’ equity
Share capital	12,328,327	(1)		(9,808,458)	2,519,869
Contributed surplus	—			—	—
Retained earnings (deficit)	(10,926,575	)(1)		9,808,458	(1,118,117)

Total shareholders’ equity (deficiency)	1,401,752				1,401,752

Total liabilities and shareholders’ equity	2,497,021			—	2,497,021

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Condensed Interim Financial Statements

For the nine months ended September 30, 2011 and 2010

(Unaudited)

(d)	Reconciliation of total comprehensive loss:

	September 30,	September 30,
	Nine months ended	Year ended
	September 30, 2010	December 31, 2010
	$	$
Total comprehensive loss under GAAP	(407,527)	(495,952)
Adjustments	—	—

Total comprehensive loss under IFRS	(407,527)	(495,952)

(e)	There were no changes in the Statements of Cash Flows as a result of the transition from GAAP to IFRS for the nine months ended September 30, 2011.

Note

(1)

Under IFRS 1 – Appendix D (exemption) D19, the Company elected to apply an optional exemption to designate, at the date of transition to IFRS, a financial liability consisting of amounts due to Mindesta as a financial instrument measured at fair value through profit or loss. This adjustment eliminates $9,808,458 from the financial liability due to Mindesta and increases retained earnings in the Company’s balance sheet as at January 1st, 2010. As at September 30, 2010 and December 31, 2010, the Company made adjusting entries to reduce share capital by $9,808,458 and increase retained earnings as the Company’s statements under GAAP had previously recorded this amount in share capital in the nine month period ending September 30, 2010.

14. Subsequent Events

Subsequent to the end of the third quarter, 5,325,246 warrants have been exercised resulting in proceeds to the Company of $1,725,980.

On November 9, 2011, the Board of Directors of Mindesta approved a plan to distribute the common shares of Northern that the Company owns to Mindesta’s shareholders. Mindesta owns 9,750,000 common shares of Northern of which 7,312,500 remain subject to an escrow agreement imposed by Canadian securities laws and the TSX Venture Exchange (“TSXV”) as part of Northern’s initial public offering. The escrowed shares are being released in equal tranches of 1,462,500 shares every six months from the date that Northern became listed on the TSXV, being April 20, 2011. The terms of the escrow provide for the early release of the shares to permit their distribution to Mindesta’s shareholders, subject to TSXV approval. Mindesta has applied to the TSXV for the early release of the shares from escrow to facilitate this distribution but has not yet received approval. Mindesta will set a record date for shareholders entitled to receive the special dividend shortly after TSXV approval is received. Subject to the satisfactory review of all legal and tax issues, it is contemplated Mindesta shareholders will receive one share of Northern share for every share of Mindesta held.